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                                                                    EXHIBIT 23.1













INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the use in this Registration Statement of Compuware Corporation on Form S-1 of our report dated May 4, 1998 (March 1, 1999 as to the effects of the stock split described in Note 15), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Compuware Corporation, listed in Item 16 (b). This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Detroit, Michigan
April 8, 1999